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                                                                    Exhibit 23.2
                                                                    ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITOR




We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 1996 Employee Stock Purchase Plan of Millennium Pharmaceuticals, Inc. of our report dated January 26, 1996 (except for Note 10, as to which the date is April 12, 1996), with respect to the financial statements of Millennium Pharmaceuticals, Inc. included in its Registration Statement on Form S-1 (No. 333-2490), filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

                                                Ernst & Young LLP



Boston, Massachusetts
October 30, 1996